UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 21, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

QPC Lasers, Inc. (the “Company”) is filing this amendment to the Form 8-K filed on July 24, 2008 (the “Original 8-K”) to disclose that holders of at least 67% of the outstanding principal amount of its April 2009 Debentures and May 2009 Debentures (as defined below) have entered into the Waiver Agreement (as defined below), the terms and conditions of which are discussed further in the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement

The Company and holders of at least 67% of the outstanding principal amount of the Company’s 10% Secured Convertible Debentures due April 16, 2009 (the “April 2009 Debentures”) and its 10% Secured Convertible Debentures due May 22, 2009 (the “May 2009 Debentures,” together with the April 2009 Debentures, each a “Debenture” and, collectively, the “Debentures”) have entered into an agreement (the “Waiver Agreement”) that waives any requirement for the Company to undertake a Conversion Cap Redemption (as defined in the Debentures) under Section 9(a) of the Debentures as it relates to any additional shares of common stock issued or issuable to the Debenture holders upon an adjustment to the conversion price resulting from any of the following events (each, an “Exempt Event”) (i) a milestone failure for the last milestone period ending June 30, 2008 under Sections 3(f)(iii) and 3(f)(iv) of the Debentures; (ii) any subsequent equity financing transaction the Company undertakes that is consummated on or prior to August 31, 2008, which results in an adjustment in the conversion price under Section 3(f)(i) of the Debentures; and (iii) any voluntary reduction of the conversion price undertaken by the Company’s Board of Directors prior to the effectiveness of any milestone adjustment resulting from a milestone failure for the last milestone period.

In addition, certain Debenture holders executing the Waiver Agreement also agreed to defer the payment of interest due under the Debentures on July 1, August 1 and September 1, 2008 under the terms of the Waiver Agreement in consideration for the issuance to such holder of a number of shares of common stock equal to three shares for each dollar of interest being deferred by such holder. As of July 25, 2008, the aggregate amount of deferred interest for these three months was $240,027 and the aggregate number of shares issuable in consideration for the agreement to defer interest was 720,082.

Please refer to the Original 8-K for more information about the terms and conditions of the Waiver Agreement. A copy of the Waiver Agreement was previously filed as an exhibit to the Original 8-K.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: July 25, 2008	By:	/s/ George Lintz
George Lintz Chief Financial Officer